File Date:_______________ File Number: 333-_____________

================================================================================

                                    FORM SB-2

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CASCADE TECHNOLOGIES CORP.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

       Wyoming                         3674                    98-0440633
----------------------     ----------------------------     ---------------
(State or Jurisdiction     (Primary Standard Industrial     (I.R.S Employer
  of Incorporation)         Classification Code Number)    Identification No.)

                         Suite # 358 - 255 Newport Drive
                             Port Moody BC, Canada.
                             Phone: (604) 307-3011.
                            Facsimile (604) 461-9339.
          (Address and telephone number of principal executive offices)

                          AAA Corporate Services, Inc.
                             1620 Central Ave., #202
                             Cheyenne, Wyoming 82001
                              Phone: (307) 635-8700
            (Name, address and telephone number of agent for service)

                                   Copies To:
                              Adam U. Shaikh, Esq.
                     The Law Offices of Adam U. Shaikh, Chtd
                              7917 Autumn Gate Ave
                               Las Vegas, NV 89131
                               Phone: 702-296-3575
                            Facsimile: 702--549-2265

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

================================================================================

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                                           Proposed
  Title of each                           Proposed          maximum
     class of         Amount to be        maximum          aggregate        Amount of
 securities to be      registered      offering price   offering price   registration fee
    registered                          per unit(2)
------------------------------------------------------------------------------------------
   Common(1)          930,000                $.10           $93,000          $10.94
------------------------------------------------------------------------------------------

(1)   This amount represents shares to be resold by certain selling stockholders

(2) Estimated pursuant to Rule 457(e) solely for the purpose of calculating the registration fee for the shares of the selling security holders

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================
                              SUBJECT TO COMPLETION

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the sale is not permitted.

================================================================================

                             PRELIMINARY PROSPECTUS

                           CASCADE TECHNOLOGIES CORP.
                             (A Wyoming Corporation)

                         930,000 Shares of Common Stock
                                $0.10 per share.

Prior to this offering, there has been no public market for our stock.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Cascade Technologies Corp. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $.10 per share. This offering will expire unless extended by the board of directors on _____________.

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page _____).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by Cascade Technologies Corp.

The Date of this Prospectus, subject to completion, is ________.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY.........................................................    1
RISK FACTORS...............................................................    2
USE OF PROCEEDS............................................................    5
DETERMINATION OF OFFERING PRICE............................................    5
DILUTION ..................................................................    5
SELLING SECURITY HOLDERS...................................................    5
PLAN OF DISTRIBUTION.......................................................   11
LEGAL PROCEEDINGS..........................................................   11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............   12
EXECUTIVE COMPENSATION.....................................................   13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   13
DESCRIPTION OF SECURITIES..................................................   14
DESCRIPTION OF OUR BUSINESS................................................   16
PLAN OF OPERATION..........................................................   22
CRITICAL ACCOUNTING POLICIES...............................................   23
MARKET FOR COMMON EQUITY AND
   RELATED STOCKHOLDER MATTERS.............................................   23
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES..........................................   25
INTEREST OF NAMED EXPERTS AND COUNSEL......................................   25
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS..............................   26
FINANCIAL STATEMENTS.......................................................   26

================================================================================

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.

YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

In deciding whether to invest in our securities, you should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus.

OUR BUSINESS

Cascade Technologies Corp. ("Cascade", "We", "Us", "Our" or the "Company") was incorporated under the laws of Wyoming on January 16th, 2004 as Akron Technologies. We changed our name to Cascade Technologies on March 9, 2004. The current executive office of Cascade is Suite # 358 - 255 Newport Drive Port Moody BC, Canada. The telephone number is (604) 307-3011. The fax number is
(604) 461-9339. We maintain a website at www.cascadetechnologies.net. Any information displayed on the website is not part of this prospectus.

We are a development stage company who plans to be a non-franchised stocking distributor who buys and sells semiconductors, electro-mechanical and passive components. To date, we have only been in the organizational stages. We have had no operations to date.

THE OFFERING

We are registering 930,000 shares of common stock held by certain selling security holders of the Company. The Company will receive no proceeds from the sales of these securities. There is currently no public market for our securities. The selling security holders sell their shares at a price of $.10 until the shares are traded on a market or exchange, at which time they will be sold at prevailing market prices. We have agreed to pay all estimated expenses of registering the securities.

SECURITIES OUTSTANDING

As of November 1, 2004, we had 10,930,000 shares of common stock, no par value, outstanding. Of those shares, 10,000,000 shares were owned by the Company's officers and directors. Such officers' and directors' shares are restricted stock and may only be resold in compliance with Rule 144 of the Securities Act of 1933. As of November 1, 2004, there were 51 shareholders of record of our common stock. We are registering 930,000 shares held by 48 shareholders for resale.

There is currently no public market for our securities.

================================================================================

                                  RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING CASCADE AND ITS BUSINESS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF CASCADE.

================================================================================

Because we have a limited history, you will have limited information upon which to base your investment decision.

We were incorporated on January 16, 2004. We have a limited history upon which to base any projection as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will achieve profitable operations or even generate any operating revenues. Moreover, we have no prior experience in operating a non-franchised stocking distributor of semiconductors, electro-mechanical and passive components. Potential investors should be aware that there is a substantial risk of failure associated with new business ventures as a result of problems encountered in connection with the commencement of new operations. These include, but are not limited to, unanticipated problems relating to the marketing, the entry of new competition and unknown or unexpected additional costs and expenses that may exceed current estimates.

Because we are a development stage company, our business has a high risk of failure.

As noted in our financial statements, we are a development stage company that is currently developing a business. These conditions raise substantial doubt as to our continuance as a going concern. To date, we have no customers nor have we identified potential customers. The success of our business operations will depend upon our ability to obtain further financing to successfully market our services. There is no guarantee that we will be able to do that. If we are not able to successfully market our services and attain sustainable profitable operations, then our business will fail.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have incurred cumulative net losses of approximately $15,490 since our inception. We have not attained profitable operations and are dependent upon obtaining financing to continue operations. As of February 28, 2005 we had cash in the amount of $78,868. We have forecasted expenditures of $170,000 for the next twelve months as set forth above. Therefore, we will require financing in the approximate amount of $91,132 to pursue our business plan for the next twelve months. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

We are susceptible to unknowingly marketing counterfeit parts which may expose us to financial risk.

The electronic component industry is fraught with dealers selling counterfeit parts. We may unwillingly purchase counterfeit parts which we would not be able to resell. Should this happen, the financial impact would be substantial as the components in this industry have a high average selling price. Such occurrence may, in fact, cause our business to fail.

Should the open market price of certain parts we chose to inventory drop, we will be exposed to financial risk.

As part of our business, we plan to occasionally purchase certain parts for inventory. Should we do this, we will be exposed to the downward fluctuation of the price of these parts. Such occurrence may have a substantial impact on our financial condition, depending on the number of parts purchased and the drop in price.

We are in a competitive industry and our competitors may be more successful in attracting and retaining customers which could harm or limit our ability to attract and retain customers or expand our business.

Competition in the area of distribution of semiconductors, electro-mechanical and passive components is intense and is expected to increase. Most of our competitors have far greater capital resources than we do. Most of our competition is from well established companies that are currently purchasing and selling components. Many of these companies have far greater financial resources than we do. These companies may also be generating substantial sales and profits which could give them a significant advantage in competing with us.

We rely heavily on our officers and directors to implement our business plan, and a loss of any of them may severely impact our ability to continue.

We depend on the services of our officers and directors. Our success depends on the decisions made by our officer and directors based on their experience in the industry. The loss of services of any of our officers and directors could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our officers will not leave us or compete against us in the future, as we presently have no employment agreement with any of the officers.

It is not anticipated that cash dividends will be paid out in the foreseeable future.

The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of Cascade's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Cascade, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 930,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 9% of the common shares outstanding as of the date of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The offering price of $.10 per share was determined arbitrarily by us. The offering price is not based upon Cascade's net worth, total asset value, or any other objective measure of value based upon accounting measurements. Should a market occur for our securities, the market price may be far less than the offering price.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                            SELLING SECURITY HOLDERS

The following table identifies the selling stockholders, lists any relationship they have had with us since inception and provides information regarding the shares the selling stockholders beneficially own and may sell. The estimated securities owned after the offering assumes that all of the shares registered under this prospectus are sold. However, we do not have any agreements or understandings with the selling stockholders which would require them to sell their shares.

-----------------------------------------------------------------------------------------------------
                                        Securities Owned Prior    Number Of   Securities Owned After
                                             To Offering            Shares           Offering
                                                                    Being
Name, Address, and Relationship          Shares       Percent     Registered     Shares      Percent
-----------------------------------------------------------------------------------------------------
Robyn Hollingshead(1)
1346 Honeysuckle Lane, Coquitlam BC         70,000           1%       70,000          -0-         -0-
V3E 2N6
-----------------------------------------------------------------------------------------------------
Ray Merry (2)
709 Carleton Dr                             57,500           1%       57,500          -0-         -0-
Port Moody, BC
V3H 3K7
-----------------------------------------------------------------------------------------------------
Antonio Marinelli
6856 Imperial St.                            2,000          <1%        2,000          -0-         -0-
Burnaby, BC
V5E 1N4
-----------------------------------------------------------------------------------------------------
Jeff Milner
215-201 Cayer St.                            1,000          <1%        1,000          -0-         -0-
Coquitlam, BC
V3K 5A9
-----------------------------------------------------------------------------------------------------
Franco Mandarino
3494 Dieppe Dr.                              1,000          <1%        1,000          -0-         -0-
Vancouver, BC
V5M 4C7
-----------------------------------------------------------------------------------------------------
Margaret L. MacQuarrie
8854 Larkfield Dr.                           1,000          <1%        1,000          -0-         -0-
Burnaby, BC
V5A 4L1
-----------------------------------------------------------------------------------------------------
John L. Patrick
8854 Larkfield Dr.                           1,000          <1%        1,000          -0-         -0-
Burnaby, BC
V5A 4L1
-----------------------------------------------------------------------------------------------------
Sandra DiPalma
944 Shiloh Court                             1,000          <1%        1,000          -0-         -0-
Coquitlam, BC
V3C 5B5
-----------------------------------------------------------------------------------------------------
Vince DiPalma
944 Shiloh Court                             1,000          <1%        1,000          -0-         -0-
Coquitlam, BC
V3C 5B5
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                        Securities Owned Prior    Number Of   Securities Owned After
                                             To Offering            Shares           Offering
                                                                    Being
Name, Address, and Relationship          Shares       Percent     Registered     Shares      Percent
-----------------------------------------------------------------------------------------------------
David Weloy
11534 239A St.                               5,000          <1%        5,000          -0-         -0-
Maple Ridge, BC V2W 1Y4
-----------------------------------------------------------------------------------------------------
Tracy Weloy
11534 239A St.                               5,000          <1%        5,000          -0-         -0-
Maple Ridge, BC V2W 1Y4
-----------------------------------------------------------------------------------------------------
Irene Fabbian
3309 Rakanna Place                           1,000          <1%        1,000          -0-         -0-
Coquitlam, BC
V3E 3B2
-----------------------------------------------------------------------------------------------------
Ernie Fabbian
3309 Rakanna Place                           1,000          <1%        1,000          -0-         -0-
Coquitlam, BC
V3E 3B2
-----------------------------------------------------------------------------------------------------
Angelo Bavaro
888 Herrmann St.                             3,500          <1%        3,500          -0-         -0-
Coquitlam, BC
V3C 6E7
-----------------------------------------------------------------------------------------------------
Michael L. Cafe
7611 Endersby St.                            1,000          <1%        1,000          -0-         -0-
Burnaby, BC
V3N 3Y8
-----------------------------------------------------------------------------------------------------
Patti Cafe
7611 Endersby St.                            1,000          <1%        1,000          -0-         -0-
Burnaby, BC
V3N 3Y8
-----------------------------------------------------------------------------------------------------
Brenda Dowell
771 Paisley Ave.                             1,000          <1%        1,000          -0-         -0-
Port Coquitlam, BC
V3B 2K6
-----------------------------------------------------------------------------------------------------
Mark Dowell
771 Paisley Ave.                             1,000          <1%        1,000          -0-         -0-
Port Coquitlam, BC
V3B 2K6
-----------------------------------------------------------------------------------------------------
Cari L. Best
609 Kemsley Ave.                             1,000          <1%        1,000          -0-         -0-
Coquitlam, BC
V3J 3Z1
-----------------------------------------------------------------------------------------------------
Peter Van Hoof
830 Greenacres Rd.                           1,000          <1%        1,000          -0-         -0-
Kamloops, BC
V2B 6J7
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                        Securities Owned Prior    Number Of   Securities Owned After
                                             To Offering            Shares           Offering
                                                                    Being
Name, Address, and Relationship          Shares       Percent     Registered     Shares      Percent
-----------------------------------------------------------------------------------------------------
John Nykyforchyn
285 Sherwood Dr.                             1,000          <1%        1,000          -0-         -0-
Kamloops, BC
V2B 4E1
-----------------------------------------------------------------------------------------------------
Silvano Muliner
762 Pine St.                                 1,000          <1%        1,000          -0-         -0-
Kamloops, BC
V2C 2Z8
-----------------------------------------------------------------------------------------------------
Elizabeth J. Smith
1244 12th St.                                1,000          <1%        1,000          -0-         -0-
Kamloops, BC
V2B 3C7
-----------------------------------------------------------------------------------------------------
Starrett Smith
248 Larch Ave                                1,000          <1%        1,000          -0-         -0-
Kamloops, BC
V2B 1C9
-----------------------------------------------------------------------------------------------------
John F. Goddyn
708 10th St.                                 1,000          <1%        1,000          -0-         -0-
Kamloops, BC
V2B 2Z6
-----------------------------------------------------------------------------------------------------
Edward J. Smith
1244 12th St.                              373,000         3.4%      373,000          -0-         -0-
Kamloops, BC
V2B 3C7
-----------------------------------------------------------------------------------------------------
Shawna Carroll-Scabar
15344 112th Ave                              1,000          <1%        1,000          -0-         -0-
Surrey, BC
V3R 8Y8
-----------------------------------------------------------------------------------------------------
Brian Rogodzinski
2156 Brookmount St.                          1,000          <1%        1,000          -0-         -0-
Coquitlam, BC
V3J 6V5
-----------------------------------------------------------------------------------------------------
Shawn Scabar
15344 112th Ave                              1,000          <1%        1,000          -0-         -0-
Surrey, BC
V3R 8Y8
-----------------------------------------------------------------------------------------------------
Jason Cresswell
2690 Claymore Place                          1,000          <1%        1,000          -0-         -0-
Burnaby, BC
V3J 7C2
-----------------------------------------------------------------------------------------------------
Randy Watkins
3330 Finley St.                              1,000          <1%        1,000          -0-         -0-
Port Coquitlam, BC
V3B 3H2
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                        Securities Owned Prior    Number Of   Securities Owned After
                                             To Offering            Shares           Offering
                                                                    Being
Name, Address, and Relationship          Shares       Percent     Registered     Shares      Percent
-----------------------------------------------------------------------------------------------------
Randy Thomas
215 12th St. Ste 101                         2,000          <1%        2,000          -0-         -0-
New Westminster, BC, V3M 4H4
-----------------------------------------------------------------------------------------------------
John Thomas
1310 Cariboo St., Ste 410                    2,000          <1%        2,000          -0-         -0-
New Westminster
BC, V3M 1X2
-----------------------------------------------------------------------------------------------------
Grant Shellborn
689 Omineca                                  5,000          <1%        5,000          -0-         -0-
Port Coquitlam, BC
V3B 7N9
-----------------------------------------------------------------------------------------------------
Paul Brock
255 Newport Dr., Ste 321                     7,000          <1%        7,000          -0-         -0-
Port Moody, BC
V3H 5H1
-----------------------------------------------------------------------------------------------------
Christopher Heaton
2551 Parkview Lane, Ste 118                 10,000          <1%       10,000          -0-         -0-
Port Coquitlam, BC
V3C 6J8
-----------------------------------------------------------------------------------------------------
Kimberly Heaton
2551 Parkview Lane, Ste 118                  5,000          <1%        5,000          -0-         -0-
Port Coquitlam, BC
V3C 6J8
-----------------------------------------------------------------------------------------------------
Julia Dow
263 Balmoral Place                           1,000          <1%        1,000          -0-         -0-
Port Moody, BC
V3H 4B9
-----------------------------------------------------------------------------------------------------
Erin Fowler
319 Highland Way, Ste 3                      1,000          <1%        1,000          -0-         -0-
Port Moody, BC
V3V 3V6
-----------------------------------------------------------------------------------------------------
Kelly Lawrence
919 Crestwood Dr.                            6,000          <1%        6,000          -0-         -0-
Coquitlam, BC
V3J 5S7
-----------------------------------------------------------------------------------------------------
Henry E. Aldred
3104 St. George St.                          1,500          <1%        1,500          -0-         -0-
Port Moody, BC
V3H 2H7
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                        Securities Owned Prior    Number Of   Securities Owned After
                                             To Offering            Shares           Offering
                                                                    Being
Name, Address, and Relationship          Shares       Percent     Registered     Shares      Percent
-----------------------------------------------------------------------------------------------------
Wendy E. Aldred
3104 St. George St.                          3,500          <1%        3,500          -0-         -0-
Port Moody, BC
V3H 2H7
-----------------------------------------------------------------------------------------------------
Curtis J. Gulliford
8930 Walnut Grove Drive, Ste 49              3,500          <1%        3,500          -0-         -0-
Langley, BC
V1M 3K2
-----------------------------------------------------------------------------------------------------
Tricia L. Gulliford
8930 Walnut Grove Drive, Ste 49              2,500          <1%        2,500          -0-         -0-
Langley, BC
V1M 3K2
-----------------------------------------------------------------------------------------------------
Dianne Armour
1190 Lansdowne Dr., Ste 228                155,000         1.5%      155,000          -0-         -0-
Coquitlam, BC
V3E IJ7
-----------------------------------------------------------------------------------------------------
Doug Buchanan
4380 Halifax St., Ste 304                    2,500          <1%        2,500          -0-         -0-
Burnaby, BC
V5C 6R3
-----------------------------------------------------------------------------------------------------
Peter A. Read
11887 Cherrington Place, Maple Ridge         2,500          <1%        2,500          -0-         -0-
BC, V2X 8R4
-----------------------------------------------------------------------------------------------------
Gary R. Bandurka
1190 Lansdowne Dr., Ste 228                180,000           2%      180,000          -0-         -0-
Coquitlam, BC
V3E IJ7
-----------------------------------------------------------------------------------------------------

(1)   Robyn Hollingshead is the wife of the President/Director Bruce
      Hollingshead

(2)   Ray Merry is the husband of director Shannon MacQuarrie.

The shares owned or to be owned by the selling shareholders are registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which these persons make offers to sell or sell the covered securities pursuant to rule 415.

                              PLAN OF DISTRIBUTION

We are registering certain shareholders securities to sell on a delayed or continuous basis. The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Shareholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Shareholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Shareholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the Selling Shareholders or their agent may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Shareholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

      We are not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against the Company has been threatened.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and directors of the company are listed below. Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

      Name                          Age                        Position
---------------------         ---------------             ----------------------
Bruce Hollingshead                  34                    President/Director
Christine Thomas                    56                    Secretary/Treasurer
Shannon MacQuarrie                  41                    Director

Officers and Directors

Bruce Hollingshead --President/Director

Bruce Hollingshead has 15 years of extensive experience with semiconductor companies and start ups in Canada. Included in his experience are a variety of senior sales positions in the top 3 global distribution companies of semiconductor products. As well Mr. Hollingshead has held senior positions as Director of Purchasing and Purchasing Manager for different manufacturing companies in the semiconductor industry and ran the global procurement program for these companies, which included sourcing parts in Asia, Europe and South America. Mr. Hollingshead attended Douglas College in New West B.C for two years before leaving to pursue a career in the semiconductor industry.

Christine Thomas -- Corporate Secretary, Treasurer

Christine Thomas has over 25 years experience in the semiconductor, passive and electro-mechanical industry. Ms. Thomas has held various senior sales positions within the top 10 semiconductor distribution companies in the world including Avnet, Wyle Electronics, Anthem Electronics and Arrow Electronics. Ms Thomas also worked for National Semiconductor and has extensive product knowledge of the National product offering. Most recently Ms. Thomas held a senior sales position at Pioneer Electronics (PIOS: NASDAQ) where she was instrumental in increasing sales by over 300 percent in her first year. Ms. Thomas has also held purchasing positions at a variety of contract manufactures in the high tech industry. Ms. Thomas has had no post secondary education

Shannon MacQuarrie -- Director

Shannon MacQuarrie has 15 years of experience in the brokerage securities business with several different companies. The last two companies that she worked for were Midland Walwyn now CIBC Wood Gundy and First Marathon Securities now National Bank. In working with these companies Ms. MacQuarrie has held several different positions in the securities department and trading department. The last 4 years of her employment she was a broker's assistant. The last 10 years Ms. MacQuarrie has been a working with several private companies running the daily operations. For the last 2 years she has been working on real estate development projects. Ms. MacQuarrie has had no post secondary education.

                             EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued since inception of Cascade to our officers and directors.

                             Annual Compensation                   Long term compensation
                             -------------------                   ----------------------
                                                                   Awards         Awards                Payouts
                                                                   ----------     ----------           ---------
                                                    Other          Restricted     Securities
Name and                                            Annual         Stock          Options       LTIP      All other
Principal Position    Year   Salary($)   Bonus($)   Compensation   Awards         /SARs         payout    compensation
------------------    ----   ---------   --------   ------------   ------         -----         ------    ------------
Bruce Hollingshead    2004                                         5,000,000
President/ Director

Christine Thomas      2004                                         2,500,000
Secretary/Treasurer

Shannon MacQuarrie    2004                                         2,500,000
Director

It is not anticipated that the officers and directors will receive monetary compensation until such time as the Company is profitable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about beneficial ownership of our common stock as of the date of this prospectus by each officer and director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and directors as a group.

Title of Class    Name and Address             Amount and Nature      Percent of
                  Of Beneficial Owner          of Beneficial Owner    Class
--------------    ----------------             -----------------      ----------
Common         Bruce Hollingshead(1)              5,070,000(4)          46%
               1346 Honeysuckle Lane
               Coquitlam, BC  V3E 2N6

Common         Christine Thomas(2)                2,500,000             23%
               1215 Lansdowne Drive, Ste 410
               Coquitlam, BC  V3E 2P2

Common         Shannon MacQuarrie(3)              2,557,500             23%
               709 Carleton Drive
               Port Moody, BC  V3H 3K7

Common         Officers and Directors
               as a Group                        10,127,500             93%

(1)   President/Director
(2)   Secretary/Treasurer
(3)   Director
(4)   70,000 shares are held by Robyn Hollingshead, the wife of Bruce
      Hollingshead
(5) 57,500 shares are held by Ray Merry, the husband of director Shannon MacQuarrie.

                            DESCRIPTION OF SECURITIES

General description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, with no par value. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Cascade.; (b) are entitled to share ratably in all of the assets of Cascade available for distribution upon winding up of the affairs of Cascade; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest;
(d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Cascade., attached as Exhibits, respectively, to this prospectus. As of the date of this prospectus, Cascade has 10,930,000 Shares of common stock outstanding.

Non-cumulative voting.

The holders of shares of Common Stock of Cascade do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Cascades directors.

Dividends.

Cascade does not currently intend to pay cash dividends. Cascade's proposed dividend policy is to make distributions of its revenues to its stockholders when Cascades Board of Directors deems such distributions appropriate. Because Cascade does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.

There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Cascade.

A distribution of revenues will be made only when, in the judgment of Cascade's Board of Directors, it is in the best interest of Cascade's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Cascade's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible anti-takeover effects of authorized but unissued stock.

Currently, Cascade's authorized but unissued capital stock consists of shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Cascade by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Cascade's management.

Transfer Agent

Our transfer agent is First American Stock Transfer, 706 East Bell Road #202 Phoenix AZ 85022.

                                  OUR BUSINESS

Business Overview.

Cascade Technologies Corp. was incorporated in Wyoming in January of 2004 as Akron Technologies, Inc. In March of 2004, we changed our name to Cascade Technologies Corp. To date, we have had no operations or revenue. Our activities have been limited to organizational activities since inception. We hope to develop an independent, non-franchised stocking distributor of semiconductors, electro-mechanical and passive components. We maintain a website at www.cascadetechnologies.net. Any information displayed on the website is not part of this prospectus.

The Company

It is our plan to develop an independent, non-franchised stocking distributor who buys and sells semiconductors, electro-mechanical and passive components. We plan to service original equipment manufacturers ("OEM's) and maintenance, repair and overhaul customers ("MRO's") in emerging markets around the world including North America, Europe and Asia. Our officers and directors have a combined 40 years of sales expertise in the semiconductor industry. Our business concept is based on the following principles:

*     Knowing who produces or has produced which parts
*     Identifying where which parts are in stock
*     Negotiating market prices worldwide
*     a firm contract behind every order
*     24-hour delivery, including just in time

The Market

Semiconductors continue to enrich the lives of people across the globe in a variety of ways, from improving health and safety to enhancing education and entertainment. Spreading these benefits of semiconductor technology requires free and open trade with over 1500 independent distributors in North America alone and many thousands more in Europe and Asia the market has been growing for decades. From the beginning, the semiconductor industry has been cyclical in nature, characterized by recurring four year cycles. Typically, these cycles recorded two strong years of 20% growth, one year of slow growth, and one year of decline or essentially a flat market. With the enormous size of the industry
- now approaching $150 billion, the new long-term growth rate of the industry is expected to be in the 8-10% range. Semiconductor industry association

The Semiconductor Industry Association ("SIA") industry forecast, released in November 2002, reflects this consensus and predicts a Compound Annual Growth Rate for the industry of 10% from 2001 to 2005. Where is the growth coming from? There has been rising demand across numerous product sectors in 2003, the wireless sector was the strongest area of the market. New subscriber growth continued to forge ahead, particularly in Asia, as new subscribers came on-line in record numbers. The consumer sector has been growing briskly over this past year, incorporating semiconductors used in DVDs, digital cameras and video games.

During 2002, DVD sales set new records in the U.S. and worldwide. The PC sector, accounting for 30% of semiconductor demand is also strengthening. Heading into 2004, there is now evidence that corporate computer demand is beginning to recover, which will result in growing sales of microprocessors and Dynamic Random Access Memory ("DRAMS") particularly in the U.S. and Europe. Many computers need to be upgraded or replaced in the coming year, yielding a forecast rise of approximately 10% in PC unit sales in 2004. The WiFi revolution, as embodied in the Wireless Local Area Networks (802.11) now sweeping the country, offers another promising demand driver for semiconductors. Consumers increasingly value the ability to connect seamlessly to the Internet, whether they are at work, at leisure in coffeehouses and cafes, or in transit at the nation's airports. Moreover, 802.11 offer efficient data transmission, at speeds currently exceeding the 3G capabilities of cell phones. Under current forecasts, the compound annual growth rate for Wireless local area network integrated circuits will exceed 35% over the 2000-2005 period. During 2003, the semiconductor industry has many attractive opportunities for growth, from the evolving PC sector to the new consumer and wireless revolutions. Going wireless will give consumers greater mobility and productivity - in the office, at home, during transit and travel time, and at their leisure.


                              [PIE CHART OMITTED]

                                      2001

                        SEMICONDUCTOR END USE WORLDWIDE

Communications                   23%
Industrial and Instrument        10%
Auto                              8%
Government                        1%
Consumer                         16%
Computer                         42%

Source: WSTS

World Semiconductor Trade Statistics

Industry Overview

In general terms the independent distributor, commonly referred to as a broker, have been competing with franchised distributors for decades for business. The global semiconductor industry is estimated at $150 billion. World Semiconductor Trade Statistics.

While the franchised distributor has established pricing with the manufactures that they represent, it may not always be the best pricing. Components from manufactures are often priced differently in different geographic regions.

Many local franchised distributors may be given a cost from a manufacturer in 1 geographic region that might be higher than in a different geographic region for the same part. Yet the franchised distributors contract with the manufacturer does not allow him take inventory from the geographic region where the cost is cheapest and move it to his warehouse where he may be bound with a higher cost. The general presumption is that 95% of the OEMS buying these parts do not source parts globally, rather they continue to pay the market price for the part in there own geographic regions, and our missing out on substantial cost savings if they source there parts globally. What are some reasons why these OEMS don't source globally? They prefer to deal with North American sources, they don't want to deal with the time differences of dealing with European and Asian sources. Often payment terms are different in Asia, these OEM's may have 45 day terms in North America with there vendors, yet may be asked to pay in advance for parts in Asia. There is also an ongoing concern of counterfeit parts that are surfacing in Asia. Yet many of these same OEMS will deal with an independent distributor in North America who procures parts from Europe and Asia and offers them terms, and takes the risk or procuring counterfeit or used parts. . One of the toughest challenges facing the independent distributor is the integrity of the independent channel - a channel that's grown from $1 billion dollars in worth to, by recent study, $40 billion dollars, over the last decade. Its financial strength and ability to save customers up to 25% off standard pricing, supplement product sourcing where distribution agreements cause franchises to fall short, and remedy excess-inventory woes make independents valuable supply chain partners. But recent industry news reveals how certain unauthorized distributors threaten the channel's integrity. International Standards for Organization. Certification among independents is minimal. Its complement, ANSI/ESD S20.20 certification, is barely known. In this continued downturn, misrepresentation of date codes and used parts to OEM's is resurfacing. A network of small brokers is selling Asian-produced counterfeit parts at bargain prices to Europe and the U.S.

Our Products and Services

We hope to provide a service of sourcing and provide electronic components with a cost and delivery that meets our client's budgets and deliveries. Currently we have no clients and no revenue. We intend on targeting mid sized original equipment manufacturers "OEM's" who spend between 1 to10 million dollars on components a year We plan to advertise our services on a website named Broker Forum (www.brokerforum.com) and Chip Source(www.chipsource.com) in order to attract customers. A potential customer would start the process by calling or e-mailing a specific requirement for a part or parts which includes a quantity and target price. We would then consult a database of suppliers. At this time we do not have a completed database, but we are in the process of completing one and hope to have one up and running by the end of 2005. Upon consulting the database, we would contact multiple suppliers to get the best price, delivery, and quote for the customer. Assuming the customer accepts our quote, we would ask for a deposit in advance, ranging from 10% to 100%, based upon the credit risk. Upon receipt of the deposit, we would then order the parts from the supplier. We hope to establish credit with the suppliers we have in our database in order to expedite the process. Upon receipt of the parts at our office, we would then ship them to our customer. We plan on including a profit margin on these sales based upon the specifics of the individual order, including the size of the order, the cost of the order, and the general availability of the parts

We intend to source products from over 100 different manufacturers around the world. Some of these manufacturers include Texas Instruments, Intel, Samsung, Hyundai, NEC, Toshiba Electronics, Sharp Electronics, Kemet Electronics, and other manufactures, including top 10 ranked semiconductor companies. Furthermore, we also plan on purchasing excess inventory from different OEM's who will sell parts at a discount from time to time.

We also plan on obtaining for inventory certain products if we can obtain those products at a discount to the market value. We may also purchase parts for inventory if we have retained a customer that has committed to place a 3-6 month scheduled order with us.


               Forecasted 2003 Top 10 Semiconductor Ranking ($M)

===================================================================================================
 2003 Fcst  2002                                      2003 Sales                   Fcst 2003/2002 %
   Rank     Rank  Company              Headquarters   (Fcst, $M)  2002 Sales ($M)        Change
---------------------------------------------------------------------------------------------------
     1        1   Intel                U.S.             27,030     24,084                  12%
     2        2   Samsung              South Korea      10,125      8,730                  16%
     3        3   Renesas*             Japan             8,995      7,925                  14%
     4        4   Texas Instruments    U.S.              8,210      6,700                  23%
     5        5   Toshiba              Japan             7,975      6,481                  23%
     6        6   STMicroelectronics   Europe            7,145      6,354                  12%
     7        8   Infineon             Europe            6,885      5,375                  28%
     8        7   NEC                  Japan             6,250      5,700                  10%
     9       10   TSMC**               Taiwan            5,900      4,655                  27%
    10       11   Philips              Europe            5,600      4,361                  28%
===================================================================================================
    --       --   Total                --               94,115     80,365                  17%
---------------------------------------------------------------------------------------------------
                        * Officially formed on April 1, 2003. Sales figures
                        include combined semiconductor sales of Hitachi and
                        Mitusubishi for all periods shown.
Source: IC Insights     ** Pure-play foundry

IC Insights online May 2003 Issue

Marketing

Cascade intends to focus on marketing our services through various channels. We intend to advertise in Electronic Buyers News (EBN) which is a weekly publication that goes out to the Electronics buying community throughout North America. In addition we intend to advertise our own inventory and a comprehensive list of inventory that it has access to through 3 major global web sites that are used to source components. We also intend to take out advertisements in major electronics magazines in Europe and Asia and exhibit in 4 major trade shows a year, 2 in North America, 1 in Europe and 1 in Asia. The advertisement on web sites is specifically designed to attract customers from Europe and Asia. We also plan on establishing an 800 number in the next month to aid us in the retention of new customers.

Competition

We will face strong competition in the area of distribution of semiconductors, electro-mechanical and passive components. Most of our competitors are in a far better position than we are. Some of the largest franchised distributors include Arrow Electronics based in New York and Avnet Electronics based in Phoenix. Arrow Electronics and Avent Electronics are multi billion dollar companies with offices all around the world and are franchised distributors for over 100 product lines. Some of the largest independent private brokers include America II based in Florida. DERF Electronics based out of New York and Harry Krantz Company based out of New York. Our competitors are far more established in the industry and have access to far greater resources.

General Risks Associated with Our Business

Counterfeit parts

The electronic component industry is fraught with dealers selling counterfeit parts. We may unwillingly purchase counterfeit parts which we would not be able to resell. Should this happen, the financial impact would be substantial as the components in this industry have a high average selling price. Such occurrence may, in fact, cause our business to fail.

Doing Business on Credit

As part of our business, we plan to occasionally purchase certain parts for inventory. Should we do this, we will be exposed to the downward fluctuation of the price of these parts. Such occurrence may have a substantial impact on our financial condition, depending on the number of parts purchased and the drop in price.

Government Regulation

As a majority of our purchases and sales will be subject to export, we will be subject to U.S export administration regulations (also known as EAR). The EAR is issued by the US Department of Commerce, Bureau of Industry and Security (BIS) under law relating to the control of certain exports, re-exports and activities. The EAR has been designed primarily to implements the Export Administration Act of 1979. The core of the export control provisions of the EAR concerns exports from the United States. Commodities, software and technology that have been exported from the United States are generally subject to the EAR with respect to re-export. The export control provisions of the EAR are intended to serve the National Security, foreign policy , nonproliferation, and short supply interests of the United States and in some cases to carry out its international obligations. Some controls are designed to restrict access to dual use items by countries or persons that might apply such items to uses inimical to US interests, These include controls designed to stem the proliferation of weapons of mass destruction and controls designed to limit the military and terrorism support capability or certain countries

Company Corporate Office

The Company's maintains its mailing address at Suite # 358 - 255 Newport Drive Port Moody BC, Canada. The telephone number is (604) 307-3011. The fax number is
(604) 461-9339. At this time, the officers and directors are performing the majority of the work for the Company at their home offices. We hope to rent a central office for the Company by July of this year.

Company Property

We own no significant assets or property at this time.

Company Employees

Our only employees are our officers and directors. The officers and directors will only be devoting their attention to our business on a part time basis. We approximate that Mr. Hollingshead will devote 30 hours a week to the business. We approximate Ms. Mac Quarrie and Ms. Thomas will devote 25 hours a week each.

                                PLAN OF OPERATION

--------------------------------------------------------------------------------
This prospectus contains forward-looking statements. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report. With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, the date of introduction or completion of our products, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements.
-------------------------------------------------------------------------------

Overview

Cascade Technologies Corp. is a development stage Company, incorporated in January of 2004. To date, we have had no operations or revenue. Our activities have been limited to organizational activities since inception. We hope to develop an independent, non-franchised stocking distributor of semiconductors, electro-mechanical and passive components.

Plan of Operations

Since inception, our activities have been limited to organizational activities. In July of 2004, we conducted a private offering and raised $93,000 to help us launching our business. To date, these monies have been used for legal and accounting costs associated with this registration, administrative costs, and costs associated with the creation of a web site. At the present time, we have approximately $82,884 in reserve for future activities.

For the next twelve months, we will require additional capital to further our business plan. Our first step is actively pursue customers through advertising and attendance at trade shows. We intend to advertise in Electronic Buyers News
(EBN), a weekly publication that goes out to the Electronics buying community throughout North America. We believe we will require $1,000.00 a month in advertising costs to create a customer base that will support minimal growth. We also hope to conduct some specific market research in the Asian market, in particular Mainland China, in regards to sales and consumption trends of various parts. China is currently one of the fastest growing markets as more US companies are taking there manufacturing overseas to China to save on labor costs. The research will include a report on trends of what type of technology and manufacturers are making the most progress in Asia in order to assist us on how best to position ourselves to capitalize on this rapidly growing market. We hope to employ a person in the capacity of sales in either Hong Kong or China that may also be able to complete this research. We believe that the costs to employ such a person will be approximately $12,000 per year in China, or $48,000 in Hong Kong. Furthermore, in the next 12 months, we plan on expending $25,000 to purchase stock inventory and an additional $12,000 on freight. We believe it will cost approximately $5000.00 to complete a central database of suppliers and additional $22,850 in general office and administrative costs. We also anticipate our accounting, and legal costs to be $45,000 within the next 12 months.

Our costs over the next 12 months are expected to be approximately $170,000. At this time, we do not have monies to cover these costs. The completion of our business plan for the next twelve months is contingent upon us obtaining additional financing. However, there is no guarantee that we will be able to raise such needed financing. If we do not raise the sufficient funds necessary to support our plan of operation, we may be forced to severely curtail, or even completely cease our operations. At this time, we do not have any source of funding nor have we have we conducted any research in regards to obtaining this funding.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of long-lived assets, any potential losses from pending litigation and deferred tax asset or liability. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Lack of Prior Public Market and Possible Volatility of Stock Price

Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the Offering. Cascade will seek a Market Maker to apply to have Cascade's Common Stock included for quotation in the over- the-counter market on the OTC Bulletin Board or quotation. There can be no assurance that the Market Maker's activities will be continued, or that inactive trading market for Cascade's Common Stock will be developed or maintained. The future market price of the Common Stock may be highly volatile. There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning the issuers of the affected securities. Securities of issuers having relatively limited capitalization, limited market makers or securities recently issued in a public offering are particularly susceptible to fluctuations based on short-term trading strategies of certain investors. Although the initial public offering price of the Common Stock reflects Cascade's assessment of current market conditions, there can be no assurance that such price will be maintained following the Offering.

Designated Security/Penny Stock

Following completion of this Offering, and upon successful listing of the Common Stock on the OTC Bulletin Board, if the bid price for Cascade's Common Stock is below $5.00 per share, Cascade's Common Stock would be subject to special sales practice requirements applicable to "designated securities" and "penny stock." No assurance can be given that the bid price for Cascade's Common Stock will be above $5.00 per share following the Offering. If such $5.00 minimum bid price is not maintained and another exemption is not available, Cascade's Common Stock would be subject to additional sales practice requirements imposed on broker-dealers who sell the Common Stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. These rules may be anticipated to affect the ability of broker-dealers to sell Cascade's Common Stock, which may in turn be anticipated to have an adverse impact on the market price for the Common Stock and the ability of purchasers to sell their shares in the secondary market.

In the likely event that our shares are deemed to be "penny stocks", our shares will be covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder, which impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. Rule 15g-2 declares unlawful any broker-dealer transactions in pennystocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer the current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Possible Sale of Common Stock Pursuant to Rule 144

Cascade has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. Cascade issued 10,000,000 shares of Common Stock to Cascade's founders in connection with its organization. The shares of Common Stock issued to Cascade's founders are restricted as to resale under Rule 144 .

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities offered hereby has been passed upon by The Law Offices of Adam U. Shaikh, Chtd., Las Vegas, Nevada. Certain of the financial statements of Cascade included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by De Joya and Company, Certified Public Accountants, 8275 S. Eastern Avenue, Ste 250, Las Vegas, NV 89123, independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans made to Company by Officers

In 2004, Bruce Hollingshead loaned the Company a total of $614.05 for certain administrative costs. A total of $447.50 of these loans were paid back, without interest, in January of 2005. The remaining $166.55 now owed to Mr. Hollingshead bears no interest and is due upon demand.

In 2004, Shannon MacQuarrie loaned the Company a total of $1,360.61 $1,334.55 for certain administrative costs. A total of $1,334.55 of these loans were paid back, without interest, in January of 2005. In addition, Ms. MacQuarrie loaned the Company $165.42 in 2005. The remaining $191.48 now owed to Ms. MacQuarrie bears no interest and is due upon demad.

Affiliate shares to be registered in offering

A total of 70,000 shares are held by Robyn Hollingshead, the wife of President and director Bruce Hollingshead, will be eligible for resale pursuant to this offering.

A total of 57,500 shares are held by Ray Merry, the husband of director Shannon MacQuarrie, will be eligible for resale pursuant to this offering.

                              FINANICAL STATEMENTS

                           CASCADE TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                        PAGE NO.

Report of Independent Registered Public Accounting Firm                   F-1

Financial statements

    Balance sheet                                                         F-2

    Statement of operations                                               F-3

    Statement of stockholders' equity                                     F-4

    Statement of cash flows                                               F-5

    Notes to financial statements                                         F-6

                                De Joya & Company
                   Certified Public Accountants & Consultants
                          2425 W. Horizon Ridge Parkway
                             Henderson, Nevada 89052

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Cascade Technologies, Corp.
(A Development Stage Company)
Port Moody BC, Canada

We have audited the accompanying balance sheet of Cascade Technologies, Corp. (A Development Stage Company) as of August 31, 2004, and the related statement of operations, stockholders' equity, and cash flows for the year ended August 31, 2004 and for the period from January 16, 2004 (Date of inception) through August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cascade Technologies, Corp. (A Development Stage Company) as of August 31, 2004, and the results of its operations and cash flows for the year ended August 31, 2004 and for the period from January 16, 2004 (Date of inception) through August 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya & Company
De Joya & Company
January 26, 2005
Henderson, Nevada

               Telephone (702) 563-1600 o Facsimile (702) 920-8049

                           CASCADE TECHNOLOGIES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                AUGUST 31, 2004

                                   ASSETS
Current assets
   Cash                                                                $ 82,930
                                                                       --------


Total assets                                                           $ 82,930
                                                                       ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Loans due to shareholders                                           $  1,782
                                                                       --------

Total liabilities                                                         1,782


Stockholder's equity
   Common stock; no par value; 50,000,000 shares                         94,000
     authorized, 10,930,000 issued and outstanding
   Accumulated deficit during development stage                         (12,852)
                                                                       --------
     Total stockholders' equity                                          81,148
                                                                       --------

Total liabilities and stockholders' equity                             $ 82,930
                                                                       ========

  See Accompanying Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS

                                                           From January 16, 2004
                                                            (Date of Inception)
                                                                  through
                                                              August 31, 2004
                                                           ---------------------

Revenues                                                        $        --

Cost of revenues                                                         --
                                                                -----------

   Gross profit                                                          --

Operating expenses
   Selling general and administrative                                12,852
                                                                -----------
     Total operating expenses                                        12,852
                                                                -----------

   Loss before provision for income taxes                           (12,852)

Other income (expense)                                                   --

Provision for income taxes                                               --
                                                                -----------

Net loss                                                        $   (12,852)
                                                                ===========

Basic income (loss) per common share                            $     (0.00)
                                                                ===========
Diluted income (loss) per common share                          $     (0.00)
                                                                ===========

Basic weighted average common
   shares outstanding                                             9,849,694
                                                                ===========

  See Accompanying Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
       FROM JANUARY 16, 2004 (DATE OF INCEPTION) THROUGH AUGUST 31, 2004

                                                             Common Stock                  Accumulated            Total
                                                      -----------------------------       Deficit During      Stockholders'
                                                        Shares            Amount         Development Stage        Equity
                                                      -----------       -----------      -----------------    -------------
Balance, January 16, 2004 (Date of Inception)                  --       $        --        $         --        $       --


Issuance of stock for services, $ 0.0001 per share     10,000,000             1,000                  --             1,000

Issuance of stock for cash, $ 0.10  per share             930,000            93,000                  --            93,000

Net loss                                                       --                --             (12,852)          (12,852)
                                                      -----------       -----------        ------------        ----------
 Balance, August 31, 2004                              10,930,000       $    94,000        $    (12,852)       $   81,148
                                                      ===========       ===========        ============        ==========

  See Accompanying Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                            STATEMENT OF CASH FLOWS


                                                          From January 16, 2004
                                                            (Date of Inception)
                                                                  Through
                                                             August 31, 2004
                                                          ---------------------

Cash flows from operating activities:
    Net loss                                                     $(12,852)
    Adjustments to reconcile net loss to net cash
     used by operating activities:
       Stock based compensation                                     1,000
    Changes in operating assets and liabilities:
       Change in loans due to shareholders                          1,782
                                                                 --------
          Net cash used by operating activities                   (10,070)

Cash flows from financing activities:
    Proceeds from issuance of common stock                         93,000
                                                                 --------
          Net cash provided by financing activities                93,000
                                                                 --------

Net change in cash                                                 82,930

Cash, beginning of period                                              --
                                                                 --------

Cash, end of period                                              $ 82,930
                                                                 ========

  See Accompanying Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

      Description of business - Cascade Technologies, Inc., (referred to as the "Company") is currently an entity with no operations.

      History - Akron Technologies, the Company's former name, was incorporated in Wyoming on January 16, 2004. The name was changed to Cascade Technologies on March 9, 2004.

      A Development Stage Company - The accompanying financial statements have been prepared in a accordance with the Statement of Financial Accounting Standards No. 7"According and Reporting by Development-Stage Enterprises". A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

      Definition of fiscal year - The Company's fiscal year end is August 31.

      Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Fair value of financial instruments - Financial accounting standards Statement No. 107, "Disclosure About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company's financial instruments approximate their fair value due to the short-term nature.

      Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

      Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      New accounting pronouncements - In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

                           CASCADE TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

      New accounting pronouncements (continued)

      In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

2.    LOANS DUE TO SHAREHOLDERS

      As of August 31, 2004, the company had unsecured and non-bearing demand loans due to shareholders of the company in the amount of $1,782.

3.    CAPITAL STOCK TRANSACTIONS

      Common stock - The authorized common stock is 50,000,000 shares with no par value. As of August 31, 2004, the Company has 10,930,000 shares of common stock issued and outstanding.

      In January 2004, the company issued 10,000,000 shares of its common stock to its directors in exchange for services totaling $1,000.

      During the fiscal year ended 2004, the company issued a total of 930,000 shares of its common stock to 48 individuals in exchange for $93,000 in cash.

                           CASCADE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.    BASIS OF PRESENTATION

      The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

      The interim financial statements present the condensed balance sheet, statements of operations, stockholders' equity and cash flows of Cascade Technologies, Inc. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

      The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of February 28, 2005 and the results of operations presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Use of estimates - The preparation of unaudited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           CASCADE TECHNOLOGIES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               FEBRUARY 28, 2005
                                  (UNAUDITED)

                                     ASSETS

Current assets
    Cash                                                               $ 78,868
                                                                       --------


Total assets                                                           $ 78,868
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Loans due to shareholders                                          $    358
                                                                       --------

Total liabilities                                                           358

Stockholders' equity
    Common stock; no par value; 50,000,000 shares                        94,000
       authorized, 10,930,000 issued and outstanding
    Accumulated deficit during development stage                        (15,490)
                                                                       --------
       Total stockholders' equity                                        78,510
                                                                       --------

Total liabilities and stockholders' equity                             $ 78,868
                                                                       ========

                 See Accompanying Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                              For the Six Months
                                                                     Ended
                                                               February 28, 2005
                                                               -----------------

Revenues                                                         $         --

Cost of revenues                                                           --
                                                                 ------------

    Gross profit                                                           --

Operating expenses
    Selling general and administrative                                  2,638
                                                                 ------------
       Total operating expenses                                         2,638
                                                                 ------------

    Loss before provision for income taxes                             (2,638)

Other income (expense)                                                     --

Provision for income taxes                                                 --
                                                                 ------------

Net loss                                                         $     (2,638)
                                                                 ============

Basic income (loss) per common share                             $      (0.00)
                                                                 ============
Diluted income (loss) per common share                           $      (0.00)
                                                                 ============

Basic weighted average common
    shares outstanding                                             10,930,000
                                                                 ============

                 See Accompanying Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE SIX MONTHS ENDED FEBRUARY 28, 2005
                                  (UNAUDITED)

                                      Common Stock            Accumulated           Total
                               -------------------------     Deficit During      Stockholders'
                                 Shares        Amount       Development Stage       Equity
                               ------------  -----------    -----------------      ---------
Balance, August 31, 2004        10,930,000   $    94,000       $  (12,852)         $ 81,148

Net loss                                --            --           (2,638)           (2,638)
                               ------------  -----------       -----------         ---------

Balance, February 28, 2005      10,930,000   $    94,000       $  (15,490)         $ 78,510
                               ============  ===========       ==========          =========

                 See Accompanying Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                             For the Six Months
                                                                    Ended
                                                              February 28, 2005
                                                             ------------------

Cash flows from operating activities:
    Net loss                                                      $ (2,638)
    Changes in operating assets and liabilities:
       Change in loans due to shareholders                          (1,424)
                                                                  --------

          Net cash used by operating activities                     (4,062)
                                                                  --------

Net change in cash                                                  (4,062)

Cash, beginning of period                                           82,930
                                                                  --------

Cash, end of period                                               $ 78,868
                                                                  ========

                 See Accompanying Notes to Financial Statements

                           CASCADE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.    BASIS OF PRESENTATION

      The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

      The interim financial statements present the condensed balance sheet, statements of operations, stockholders' equity and cash flows of Cascade Technologies, Inc. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

      The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of February 28, 2005 and the results of operations presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Use of estimates - The preparation of unaudited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================

                               _____________, 2005

                      Dealer Prospectus Delivery Obligation

Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Wyoming Corporation Laws and certain provisions of Cascade's Bylaws, under certain circumstances, provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Bylaws and to the statutory provisions.

The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

Wyoming Statute

Pursuant to Wyoming statute 17-16-851

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(i) He conducted himself in good faith; and

(ii) He reasonably believed that his conduct was in or at least not opposed to the corporation's best interests; and

(iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or


(iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph
(a)(ii) of this section.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Unless ordered by a court under W.S. 17-16-854(a)

(iii) a corporation may not indemnify a director under this section:

(i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection
(a) of this section; or

(ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

17-16-852. Mandatory indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Pursuant to Wyoming Statute 17-16-856.

      (a) A corporation may indemnify and advance expenses under this subarticle to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

      (i) To the same extent as a director; and

      (ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

            (A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

            (B) Liability arising out of conduct that constitutes:

                  (I) Receipt by him of a financial benefit to which he is not entitled;

                  (II) An intentional infliction of harm on the corporation or the shareholders; or

                  (III) An intentional violation of criminal law.

      (iii) A corporation may also indemnify and advance expenses to a current or former officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

      (b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

      (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

By-Laws

Section 47 of the Bylaws of Cascade states as follows:

47. The corporation may at its option, to the maximum extent permitted by law and by the articles, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of this Section, an "agent" of the corporation includes a person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of any other enterprise at the request of such predecessor corporation.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the registration of the Shares is as follows:

SEC Registration ................................................    $     10.94
Accounting Fees and Expenses ....................................    $     7,500
Transfer Agents Fees ............................................    $       500
Legal Fees and Expenses, including Blue Sky Fees and Expenses ...    $    20,000
Printing Costs ..................................................    $     2,500
     Total ......................................................    $ 30,510.94

                     RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 10,000,000 shares to its founders on March 9, 2004.

We sold 930,000 shares at $.10 per share to 48 shareholders pursuant to Regulation S of the Securities and Exchange Act of 1933 in August of 2004. The Company used these proceeds for administrative, legal, and accounting costs associated with this prospectus as well as for the creation and hosting of a website.

We relied on exemptions provided by Regulation S of the Securities Act of 1933, as amended. These shares were issued based on the following facts (1) the subscribers were not U.S persons as that term is described under Regulation S
(2) The subscribers agreed not to engage in hedging activities with the securities unless in compliance with Regulation S of the Securities Act of 1933.
(3) the subscribers have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) The subscribers agreed to sell the securities only in accordance with Regulation S, or until such time that the shares are validly registered.

                                    EXHIBITS

3.1(a)      Articles of Incorporation of Cascade Technologies Corp.

3.1(b)      Amendment to Articles of Incorporation of Cascade Technologies
            Corp.

3.2         By Laws of Cascade Technologies Corp.

4.1         Form of Stock Certificate

5.1 Opinion of the Law Offices of Adam U. Shaikh, Chtd. regarding legality of shares.

23.1        Consent of The Law Offices of Adam U. Shaikh, Chtd. (Included in
            Exhibit 5.1.

23.2        Consent of DeJoya and Company, Certified Public Accountants.

                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coquitlam, Country of Canada on April 25, 2005.

CASCADE.TECHNOLOGIES CORP


By: /s/ Bruce Hollingshead
        -------------------------------------
        Bruce Hollingshead
        President/Director


By: /s/ Christine Thomas
        -------------------------------------
        Christine Thomas
        Secretary/Treasurer/
        Principal Accounting Officer/Director


By: /s/ Shannon MacQuarrie
        -------------------------------------
        Shannon MacQuarrie
        Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


By: /s/ Bruce Hollingshead
        -------------------------------------
        Bruce Hollingshead
        President/Director


By: /s/ Christine Thomas
        -------------------------------------
        Christine Thomas
        Secretary/Treasurer/
        Principal Accounting Officer/Director


By:/s/ Shannon MacQuarrie
        -------------------------------------
        Shannon MacQuarrie
        Director